Exhibit 23.1
Consent of Ham, Langston & Brezina L.L.P.
HAM,
     LANGSTON &
          BREZINA, L.L.P.
Certified Public Accountants
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Plan Administrator
HCC Insurance Holdings, Inc. 401(k) Plan:
We consent to the incorporation by reference in the Registration Statement of HCC Insurance
Holdings, Inc. on Form S-8 (No. 333-68771) of our Report dated June 21, 2006, on our audit of the financial statements of the HCC Insurance Holdings, Inc. 401(k) Plan as of and for the years ended
December 31, 2005 and 2004, which report is included in this Annual Report on Form 11-K.
/s/ Ham, Langston & Brezina, L.L.P.
Houston, Texas
June 27, 2006